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Exhibit 1.1

CROSSTEX ENERGY, L.P.

2,000,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

        November            , 2002

A.G. Edwards & Sons, Inc. Raymond James & Associates, Inc. RBC Dain Rauscher Inc.
c/o A.G. Edwards & Sons, Inc. One North Jefferson Avenue St. Louis, Missouri 63103

        The undersigned, Crosstex Energy, L.P., a Delaware limited partnership (the "Partnership"), Crosstex Energy Services, Ltd., a Texas limited partnership (the "Operating Partnership"), Crosstex Energy GP, L.P., a Delaware limited partnership (the "General Partner"), Crosstex Energy GP, LLC, a Delaware limited liability company ("GP LLC") Crosstex Energy Holdings Inc., a Delaware corporation ("Holdings") and Crosstex Energy Services GP, LLC, a Delaware limited liability company ("Services") hereby address you as the "Underwriters" and hereby confirm their agreement with the several Underwriters as set forth below. The Partnership, the Operating Partnership, the General Partner, GP LLC, Holdings and Services are collectively referred to herein as the "Crosstex Parties."

        It is understood and agreed by all parties that the Partnership was formed to acquire, own and operate most of the natural gas gathering, transmission, treating and processing assets of subsidiaries of Holdings. The partnership agreement of the Partnership was adopted by the General Partner, in its capacity as the General Partner, on July 12, 2002 (as the same has been and may be amended or restated at or prior to the Closing Date (as hereinafter defined), the ("Partnership Agreement"). The Partnership will operate its business through Services and the Operating Partnership. Each of Services and the Operating Partnership will operate its business through itself and the Operating Subs (as hereinafter defined). The General Partner serves as the general partner of the Partnership. GP LLC serves as the general partner of the General Partner. Services will serve as the general partner of each of the Operating Partnership, Crosstex Gulf Coast Transmission, Ltd., a Texas limited partnership ("Gulf Coast Transmission"), Crosstex Gulf Coast Marketing, Ltd., a Texas limited partnership ("Gulf Coast Marketing"), Crosstex CCNG Gathering Ltd., a Texas limited partnership ("CCNG Gathering"), Crosstex CCNG Marketing Ltd., a Texas limited partnership ("CCNG Marketing"), Crosstex CCNG Transmission Ltd., a Texas limited partnership ("CCNG Transmission"), Crosstex CCNG Processing Ltd., a Texas limited partnership ("CCNG Processing"). Crosstex Pipeline, LLC, a Texas limited liability company ("Pipeline LLC"), serves as the general partner of Crosstex Pipeline Partners, Ltd., a Texas limited partnership ("Pipeline LP").

        It is further understood and agreed by all parties that as of the date hereof:

          (i)  GP LLC is a wholly owned direct subsidiary of Crosstex Energy, Inc., a Texas corporation and a wholly owned subsidiary of Holdings ("CEI");

        (ii)  GP LLC is the sole general partner of the General Partner and Holdings is the sole limited partner of the General Partner; and

        (iii)  the General Partner is the sole general partner of the Partnership and Holdings is the sole limited partner of the Partnership.

        On or prior to the date hereof, the Operating Partnership, as borrower, Union Bank of California, N.A., as administrative agent, Fleet National Bank, as syndication agent and the other lenders named therein entered into a bank credit agreement (the "Bank Credit Agreement") providing for a $60.0 million senior secured term facility and $25.0 million senior secured revolving credit facility.

        The Bank Credit Agreement may be guaranteed by the material subsidiaries of the Operating Partnership. In addition, the Operating Partnership has pledged its ownership interests in Pipeline LLC, Pipeline LP and other material subsidiaries.

        On or prior to the Closing Date, each of the Crosstex Parties will enter into (i) a First Contribution, Conveyance, Assignment and Assumption Agreement (the "First Contribution Agreement") and (ii) a Closing Contribution, Conveyance, Assignment and Assumption Agreement (the "Closing Contribution Agreement" and together with the First Contribution Agreement, the "Contribution Agreements") pursuant to which the following transactions will occur:

        (a)  CEI will adopt a plan of complete liquidation;

        (b)  CEI will transfer a 0.001% interests in Crosstex Energy Services, Ltd., a Texas limited partnership ("CESL") to Services, and Services will become the only general partner of CESL;

        (c)  CESL will transfer certain assets (as described in the Registration Statement (as hereinafter defined)) to a new Delaware limited partnership ("E Asset LP"), and CESL will distribute its limited partner interest in E Asset LP and its membership interest in E Asset LP's general partner to each of CEI and Holdings;

        (d)  CEI will distribute its limited partner interest in E Asset LP and its membership interest in the general partner of E Asset LP to Holdings;

        (e)  CEI will contribute its 0.999% limited partner interest in CESL and all of its membership interest in Services to the Partnership in exchange for a limited partner interest in the Partnership that is transferred to the General Partner;

        (f)    Holdings will contribute its interests in CESL to the Partnership in exchange for a limited partner interest in the Partnership;

        (g)  Crosstex Gulf Coast LLC, a Texas limited liability company, will merge into Services with the Partnership as the only post merger equity owner;

        (h)  CESL will merge into the Operating Partnership;

        (i)    through a series of transactions, the Operating Partnership will distribute the stock of Crosstex Pipeline, Inc., a Texas corporation ("Pipeline Inc."), to Holdings and CEI in accordance with their respective interests in the General Partner;

        (j)    CEI will distribute its stock in Pipeline Inc. to Holdings;

        (k)  Pipeline Inc. will convert into Crosstex Pipeline LLC;

        (l)    Holdings will transfer the equity of Crosstex Pipeline LLC to the Operating Partnership and receive an additional interest in the Partnership;

        (m)  the public offering of the Firm Units (as hereinafter defined) contemplated hereby will be consummated;

        (n)  the limited partnership interest of the General Partner in the Partnership will be converted into incentive distribution rights, as defined in the Partnership Agreement (the "Incentive Distribution Rights");

        (o)  CEI will merge into Holdings;

        (p)  the limited partnership interest of Holdings in the Partnership will be converted into (i) 333,000 Common Units and (ii) 4,667,000 subordinated units representing subordinated limited partner interests in the Partnership ("Subordinated Units");

        (q)  through a series of transactions, the Partnership will distribute $2.5 million to Holdings; and

        (r)  the Partnership will pay transaction expenses (estimated at $2.5 million) and contribute the balance of the proceeds from the public offering of the Firm Units to the Operating Partnership as a capital contribution, which will in turn retire debt under the Bank Credit Facility.

        The transactions described above in clauses (a) through (r) are referred to herein collectively as the "Transactions." In connection with the Transactions, the parties to the Transactions have entered or will enter into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively the "Conveyances"). The Conveyances and the Contribution Agreements are collectively referred to herein as the "Contribution Documents."

        Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission, CCNG Processing, Pipeline LLC and Pipeline LP are collectively referred to herein as the "Operating Subs." The Partnership, the Operating Partnership and the Operating Subs are collectively referred to herein as the "Partnership Entities." The Crosstex Parties and the Operating Subs are collectively referred to herein as the "Crosstex Entities."

        1.    Description of Common Units.    The Partnership proposes to issue and sell to the Underwriters 2,000,000 Common Units (the "Firm Units"). Solely for the purpose of covering over-allotments in the sale of the Firm Units, the Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 300,000 Common Units (the "Option Units"), as provided in Section 3 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the "Units" and are more fully described in the Prospectus hereinafter defined.

        2.    Purchase, Sale and Delivery of Firm Units.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Partnership, at a purchase price of [$            ] per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

        Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"). Delivery of the documents required by Section 6 hereof with respect to the Units shall be made at or prior to 11:00 a.m. on [                        , 2002] at Baker Botts L.L.P., 2001 Ross Avenue, Suite 600, Dallas, Texas 75201 or at such other place as may be agreed upon between you and the Partnership (the "Place of Closing"), or at such other time and date not later than five full business days thereafter as you and the Partnership may agree, such time and date of payment and delivery being herein called the "Closing Date."

        The Partnership will cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of the DTC.

        It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

        It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

        3.    Purchase, Sale and Delivery of the Option Units.    The Partnership hereby grants an option to the Underwriters to purchase from the Partnership up to 300,000 Option Units, on the same terms and conditions as the Firm Units; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by the Underwriters in the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.

        The option is exercisable by you at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when The Nasdaq National Market is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by you to the Partnership in the manner provided in Section 12 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Partnership to such effect.

        You shall make such allocation of the Option Units among the Underwriters as may be required to eliminate purchases of fractional Units.

        Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 6 hereof with respect to the Units shall be made at the Place of Closing at or prior to 11:00 a.m. on the date designated in the notice given by you as provided above, or at such other time and date as you and the Partnership may agree (which may be the same as the Closing Date), such time and date of payment and delivery being herein called the "Option Closing Date." On the Option Closing Date, the Partnership shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Closing Date with respect to the Firm Units.

        The Partnership will cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC.

        4.    Representations, Warranties and Agreements of the Crosstex Parties.    The Crosstex Parties jointly and severally represent and warrant to and agree with each Underwriter that:

        (a)    Definitions.    A registration statement (Registration No. 333-97779) on Form S-1 with respect to the Units, including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Partnership pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "SEC") and has been filed and declared effective by the SEC under the 1933 Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Partnership to you. A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Rules and Regulations will be filed promptly by the Partnership with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term "Registration Statement" as used herein means the registration statement as amended at the time it became effective under the 1933 Act (the "Effective Date"), including financial statements and all exhibits and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Units may commence, the term "Registration Statement" as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) or Rule 462(d) under the 1933 Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used herein means the prospectus as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations. The term "Preliminary Prospectus" as used herein shall mean the preliminary prospectus, dated [November    , 2002], relating to the Units as such preliminary prospectus shall have been amended from time to time prior to the date of the Prospectus. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be.

        (b)    No Stop Order; No Material Misstatements or Omissions.    Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Crosstex Parties, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Crosstex Parties, threatened to institute proceedings for any such purpose. The Registration Statement, in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto becomes effective, and the Prospectus comply or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and neither the Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Partnership relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 13 hereof). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the 1933 Act Rules and Regulations, including (but not limited to) any forecasts of results of operations and significant changes in financial position or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith.

        (c)    Formation and Due Qualification of the Partnership.    The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act ("Delaware LP Act") with full partnership power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus. The Partnership is, or at the Closing Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the business, prospects, financial condition or results of operations of the Partnership Entities, taken as a whole ("Material Adverse Effect"), or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (d)    Formation and Due Qualification of the General Partner.    The General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed pursuant to the Contribution Documents, to conduct its business to be conducted at the Closing Date and to act as a general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. The General Partner is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (e)    Formation and Due Qualification of GP LLC and Services.    Each of GP LLC and Services has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Act (the "Delaware LLC Act") with full limited liability company power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Documents (if any) and to conduct its business to be conducted at the Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus. GP LLC has all necessary limited liability company power and authority to act as general partner of the General Partner. Services has all necessary limited liability company power and authority to act as general partner of each of the Operating Partnership, Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing. Each of GP LLC and Services is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (f)    Formation and Due Qualification of the Operating Partnership, Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission, CCNG Processing and Pipeline LP.    Each of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission, CCNG Processing and Pipeline LP has been duly formed and is validly existing in good standing as a limited partnership under the Texas Revised Limited Partnership Act (the "Texas LP Act"), and as of the date of this Agreement, the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Texas LP Act and as of the Closing Date, will be duly formed and validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Operating Partnership, Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission, CCNG Processing and Pipeline LP is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (g)    Formation and Due Qualification of Pipeline LLC.    Pipeline LLC has been duly formed and is validly existing in good standing as a limited liability company under the Texas limited Liability

Company Act (the "Texas LLC Act") with full limited liability company power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Documents, to conduct its business to be conducted at the Closing Date and to act as general partner of Pipeline LP, in each case in all material respects as described in the Registration Statement and the Prospectus. Pipeline LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (h)    Formation and Due Qualification of Holdings.    Holdings has been duly incorporated and is validly existing in good standing under the Delaware General Corporation Law ("DGCL") with full corporate power and authority to own or lease its properties to be owned or leased at the Closing Date and to conduct its business to be conducted at the Closing Date, in all material respects as described in the Registration Statement and the Prospectus. Holdings is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

        (i)    Ownership of the General Partner Interest in the Partnership.    At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own its general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (j)    Ownership of the Sponsor Units and the Incentive Distribution Rights.    At the Closing Date and the Option Closing Date, after giving effect to the Transactions immediately preceding the Offering, (i) Holdings will own 333,000 Common Units and 4,667,000 Subordinated Units (all such Common and Subordinated Units being collectively referred to herein as the "Sponsor Units"), and (ii) the General Partner will own all of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"); and Holdings will own its Sponsor Units and the General Partner will own the Incentive Distribution Rights free and clear of all liens, encumbrances (except with respect to the Incentive Distribution Rights, restrictions on transferability contained in Section 4.7 of the Partnership Agreement and as described in the Prospectus), equities security interests, charges or claims.

        (k)    Valid Issuance of the Units.    At the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Option Units to be sold by the Partnership and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date or the Option Closing Date.

        (l)    Ownership of the Partnership Interests in the Operating Partnership.    At the Closing Date and the Option Closing Date, after giving effect to the Transactions, (i) Services will be the sole general partner of the Operating Partnership with a .001% general partner interest in the Operating Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as the same may be amended and restated at or prior to the Closing Date, the "Operating Partnership Agreement"); and Services will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement; and (ii) the Partnership will be the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest will be duly authorized and validly issued in accordance with the Operating Partnership Agreement and will be fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement.

        (m)    Ownership of Services.    At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Partnership will own 100% of the issued and outstanding membership interests in Services; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of Services (as the same may be amended or restated at or prior to the Closing Date, the "Services LLC Agreement") and will be fully paid (to the extent required under the Services LLC Agreement) and nonassessable (except as such nonassessibility may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement.

        (n)    Ownership of the Partnership Interests in Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing.    At the Closing Date and the Option Closing Date, after giving effect to the Transactions, (i) Services will be the sole general partner of each of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing with a .001% general partner interest in each of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing; each such general partner interest will be duly authorized and validly issued in accordance with the partnership agreements of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing (as the same may be amended or restated at or prior to the Closing Date, the "Operating Subs Partnership Agreements"); and Services will own each such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement; and (ii) the Operating Partnership will be the sole limited partner of each of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing with a 99.999% limited partner interest in each of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing; each such limited partner interest will be duly authorized and validly issued in accordance with the Operating Subs Partnership Agreements and will be fully paid (to the extent required under the Operating Subs Partnership Agreements) and nonassessable (except as such nonassessability may be affected by Sections 3.03, 5.02 and 6.07 of the Texas LP Act); and the Operating Partnership will own each such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement.

        (o)    Ownership of Pipeline LLC.    At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Operating Partnership will own 100% of the issued and outstanding membership interests in Pipeline LLC; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of Pipeline LLC (as the same may be amended or restated at or prior to the Closing Date, the "Pipeline LLC Agreement") and will be fully paid (to the extent required under the Pipeline LLC Agreement) and nonassessable (except as such nonassessibility may be affected by Article 5.09 of the Texas LLC Act); and the Operating Partnership will own such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement.

        (p)    Ownership of Pipeline LP.    At the Closing Date and the Option Closing Date, after giving effect to the Transactions, (i) Pipeline LLC will be the sole general partner of Pipeline LP with a .001% general partner interest in Pipeline LP; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of Pipeline LP (as the same may be amended and restated at or prior to the Closing Date, the "Pipeline Partnership Agreement"); and Pipeline LLC will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement; and (ii) the Operating Partnership will be the sole limited partner of Pipeline LP with a 99.999% limited partner interest in Pipeline LP; such limited partner interest will be duly authorized and validly issued in accordance with the Pipeline Partnership Agreement and will be fully paid (to the extent required under the Pipeline Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 3.03, 5.02 and 6.07 of the Texas LP Act); and the Operating Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement.

        (q)    Ownership of the General Partner.    At the Closing Date and the Option Closing Date, after giving effect to the Transactions, (i) GP LLC will be the sole general partner of the General Partner with a .001% general partner interest in the General Partner; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended and restated at or prior to the Closing Date, the "General Partner Partnership Agreement"); and GP LLC will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) Holdings will be the sole limited partner of the General Partner with a 99.999% limited partner interest in the General Partner; such limited partner interest will be duly authorized and validly issued in accordance with the General Partner Partnership Agreement and will be fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and Holdings will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (r)    Ownership of GP LLC.    At the Closing Date and the Option Closing Date, after giving effect to the Transactions, Holdings will own 100% of the issued and outstanding membership interests in GP LLC; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended or restated at or prior to the Closing Date, the "GP LLC Agreement") and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings will own its membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

        (s)    No Other Subsidiaries.    Other than the Partnership's ownership of its limited partner interest in the Operating Partnership and its membership interest in Services, and the Operating Partnership's ownership of its limited partner interests and member interest in each of the Operating Subs, neither the Partnership nor the Operating Partnership own, and at the Closing Date and the Option Closing Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the General Partner's ownership of its general partner interest in the Partnership, the General Partner does not own, and at the Closing Date and the Option Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

        (t)    No Preemptive Rights, Registration Rights or Options.    Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests of any of the Partnership Entities, in each case pursuant to the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation or other organizational documents of any of the Partnership Entities, or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as provided in the Prospectus and the Partnership Agreement. Except as described in the Prospectus, there are no outstanding options or warrants to purchase any partnership or membership interests in any of the Partnership Entities.

        (u)    Authority and Authorization.    The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Crosstex Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and Incentive Distribution Rights, the execution and delivery of the Operative Agreements (as defined in Section 4(x)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

        (v)    Enforceability of the Underwriting Agreement.    This Agreement has been duly authorized, validly executed and delivered by each of the Crosstex Parties and constitutes the valid and legally binding agreement of each of the Crosstex Parties, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions hereunder may be limited by applicable laws and public policy.

        (w)    Enforceability of Other Agreements.    At or before the Closing Date:

          (1)  The Partnership Agreement will be duly authorized, executed and delivered by the General Partner and Holdings and will be a valid and legally binding agreement of the General Partner and Holdings, enforceable against the General Partner and Holdings in accordance with its terms;

          (2)  The Operating Partnership Agreement will be duly authorized, executed and delivered by the Partnership and Services and will be a valid and legally binding agreement of the Partnership and Services, enforceable against the Partnership and Services in accordance with its terms;

          (3)  The General Partner Partnership Agreement will be duly authorized, executed and delivered by GP LLC and Holdings and will be a valid and legally binding agreement of GP LLC and Holdings, enforceable against GP LLC and Holdings in accordance with its terms;

          (4)  The GP LLC Agreement will be duly authorized, executed and delivered by Holdings and will be a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms;

          (5)  The Services LLC Agreement will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

          (6)  The Pipeline LLC Agreement will be duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms;

          (7)  The Pipeline Partnership Agreement will be duly authorized, executed and delivered by Pipeline LLC and the Operating Partnership and will be a valid and binding agreement of Pipeline LLC and the Operating Partnership, enforceable against Pipeline LLC and the Operating Partnership in accordance with its terms;

          (8)  Each of the Operating Subs Partnership Agreements will be duly authorized, executed and delivered by Services and the Operating Partnership and will be a valid and binding agreement of each of Services and the Operating Partnership, enforceable against Services and the Operating Partnership in accordance with its terms;

          (9)  Each of the Contribution Documents will be duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto enforceable against such parties in accordance with their respective terms;

        (10)  The Bank Credit Agreement will be duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership enforceable against it in accordance with its terms; and

        (11)  The omnibus agreement (the "Omnibus Agreement") will be duly authorized, executed and delivered by each of the Partnership, the General Partner, GP LLC, Holdings and the Operating Partnership, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described in this Section 4(x), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Partnership Agreement, Operating Partnership Agreement, Services LLC Agreement, Operating Subs Partnership Agreements, Pipeline LLC Agreement, Pipeline Partnership Agreement, General Partner Partnership Agreement and GP LLC Agreement are herein collectively referred to as the "Organizational Agreements." The Organizational Agreements, the Contribution Documents, the Bank Credit Agreement and the Omnibus Agreement are herein collectively referred to as the "Operative Agreements."

        (x)    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Crosstex Entities parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Crosstex Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Crosstex Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Crosstex Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Crosstex Entities, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the Crosstex Entities to perform their obligations under this Agreement or the Operative Agreements.

        (y)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over the Crosstex Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Crosstex Entities that are parties thereto, or the consummation by the Crosstex Entities of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), except (i) as described in the Prospectus, (ii) for such consents required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and state securities or "Blue Sky" laws, (iii) for such consents which have been, or prior to the Closing Date will be, obtained, and (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the Crosstex Entities to perform their obligations under this Agreement or the Operative Agreements.

        (z)    No Default.    None of the Crosstex Entities is (i) in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Crosstex Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Crosstex Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Crosstex Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

        (aa)    Conformity of Securities to Descriptions in the Prospectus.    The Units to be issued by the Partnership, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

        (bb)    Independent Public Accountants.    The accountants, KPMG LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Prospectus (or

any amendment or supplement thereto), are independent public accountants with respect to the Partnership and the General Partner as required by the 1933 Act.

        (cc)    Financial Statements.    At September 30, 2002, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical and Pro Forma Financial and Operating Data" and the selected historical and pro forma financial information set forth under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

        (dd)    No Material Adverse Change.    None of the Crosstex Entities has sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Crosstex Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Crosstex Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners' capital, stockholders' equity, net worth or results of operations of the Partnership Entities.

        (ee)    Legal Proceedings or Contracts to be Described or Filed.    There are no legal or governmental proceedings pending or, to the knowledge of the Crosstex Entities, threatened, against any of the Crosstex Entities, or to which any of the Crosstex Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act.

        (ff)    Title to Properties.    Upon consummation of the Transactions on the Closing Date, the Operating Partnership and the Operating Subs will have good and indefeasible title to all real property and good title to all personal property described in the Prospectus to be owned by the Operating Partnership and the Operating Subs, free and clear of (i) liens and security interests, except liens or security interests securing indebtedness incurred, assumed or agreed to by the Partnership, the Operating Partnership or any of the Operating Subs and specifically listed in any of the Contribution Documents or (ii) other claims and encumbrances (other than liens or security interests), except (1) as described, and subject to limitations contained, in the Registration Statement or Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus, except, in each case, for such liens, security interests, claims and encumbrances arising under the Bank Credit Agreement.

        (gg)    Rights-of-Way.    Upon consummation of the Transactions on the Closing Date, each of the Partnership Entities will have, such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, each of the Partnership Entities has, or upon the consummation of the Transactions at the Closing Date will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

        (hh)    Sufficiency of Contribution Documents.    The Contribution Documents will be legally sufficient to transfer or convey to the Operating Partnership and the Operating Subs all properties not already held by them that are, individually or in the aggregate, required to enable the Operating Partnership and the Operating Subs to conduct their operations (in all material respects as contemplated by the Registration Statement and the Prospectus), subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Registration Statement and the Prospectus. The Operating Partnership and the Operating Subs, upon execution and delivery of the Contribution Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus and the Contribution Documents.

        (ii)    Permits.    Each of the Partnership Entities has, or at the Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Partnership Entities has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Partnership Entities taken as a whole.

        (jj)    Books and Records.    The Partnership (i) makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (kk)    Tax Returns.    Each of the Crosstex Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

        (ll)    Investment Company/Public Utility Holding Company.    None of the Crosstex Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" none of the Crosstex Entities will be, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

        (mm)    Environmental Compliance.    Except as described in the Prospectus, the Crosstex Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

        (nn)    No Labor Dispute.    No material labor dispute with the employees of the Crosstex Entities exists or, to the knowledge of the Crosstex Parties, is imminent.

        (oo)    Insurance.    The Crosstex Entities maintain insurance covering the properties, operations, personnel and businesses of the Partnership Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Crosstex Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

        (pp)    Litigation.    Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Crosstex Entities, threatened, to which any of the Crosstex Entities is or may be a party or to which the business or property of any of the Crosstex Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Crosstex Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

        (qq)    Private Placement.    The offer, sale and issuance of the Sponsor Units to Holdings and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto, and neither Holdings nor the General Partner has taken or will take any action that would cause the loss of such exemption.

        (rr)    No Distribution of Other Offering Materials.    None of the Crosstex Entities have distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the 1933 Act) in connection with the offering and sale of the Units other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act, including Rule 134 of the 1933 Act Rules and Regulations.

        (ss)    Nasdaq Listing.    The Units have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

        (tt)    Directed Unit Sales.    None of the Directed Units (as defined in Section 5(o) below) distributed in connection with the Directed Unit Program (as defined in Section 5(o) below) will be offered or sold outside of the United States. None of the Crosstex Entities has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Crosstex Entities to alter the customer's or supplier's level or type of business with the Crosstex Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Crosstex Entities or their products.

        Any certificate signed by any officer of any Crosstex Entity and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Crosstex Entity to each Underwriter as to the matters covered thereby.

        5.    Additional Covenants.    The Crosstex Parties covenant and agree with the several Underwriters that:

        (a)  The Partnership will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

        (b)  The Partnership will deliver to each of the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; if there is a post-effective amendment to the Registration

Statement that is not effective under the 1933 Act, the Partnership will use its best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

        (c)  The Partnership will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

        (d)  During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

        (e)  If, during the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Partnership will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

        (f)    During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with you in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

        (g)  In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Partnership will make generally available to its security holders, an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

        (h)  The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Closing Date, furnish or make available to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Partnership's financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished or made available as soon as practicable after such report, document or information becomes publicly available.

        (i)    The Partnership, the General Partner, GP LLC and Holdings will not, during the 180 days after the date of this prospectus, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, any securities convertible into, or exercisable or exchangeable for, Common Units (other than the Subordinated Units) or any other rights to acquire such Common Units, other than (1) pursuant to employee benefit plans as in existence as of the date of the Prospectus or (2) in connection with accretive acquisitions of assets or businesses pursuant to Section 5.7(b) or 5.7(c) of the Partnership Agreement in which such Common Units are issued as consideration; provided, however, that with respect to clause (2) above, any recipient of Common Units will furnish to A.G. Edwards & Sons, Inc. a letter substantially similar to that required by Section 5(m) below with respect to the period between the date of any such issuance and the date 180 days after the date of the Prospectus.

        (j)    The Partnership will apply the proceeds from the sale of the Units as set forth in the description under "Use of Proceeds" in the Prospectus.

        (k)  The Partnership will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Units under the 1933 Act.

        (l)    The Partnership will obtain approval for, and maintain the quotation of the Units on, The Nasdaq National Market.

        (m)  The Partnership will cause its directors and [executive] officers to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, or any securities convertible into, or exercisable or exchangeable for, Common Units (other than Subordinated Units) or any other rights to acquire such Common Units, during the 180 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc.

        (n)  If the Partnership elects to rely on Rule 462(b) under the 1933 Act, the Partnership shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 10:00 p.m., New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

        (o)  It is understood that up to [            ] of the Firm Units (the "Directed Units") will initially be reserved by the Underwriters for offer and sale to officers, directors, employees and persons having business relations with the Crosstex Entities ("Directed Unit Participants") upon the terms and conditions set forth in the prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Unit Program"). Under no circumstances will A.G. Edwards & Sons, Inc. or any Underwriter be liable to the Crosstex Entities or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby.

        6.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Crosstex Parties contained herein, to the performance by the Crosstex Parties of their covenants and obligations hereunder, and to the following additional conditions:

        (a)  The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 p.m., New York time, on the date hereof, or, with your consent, at a later date and time, not later than 1:00 p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriters; if the Partnership has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of (x) 10:00 p.m. New York time, on the date hereof, or (y) at such later date and time as may be approved by the Underwriters. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

        (b)  No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c)  On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Baker Botts L.L.P. counsel for the Partnership, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

          (i)    Ownership of the General Partner Interest in the Partnership.    The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

          (ii)    Ownership of the Sponsor Units and the Incentive Distribution Rights.    At the Closing Date, after giving effect to the Transactions immediately preceding the Offering, Holdings owns of record 333,000 Common Units and 4,667,000 Subordinated Units and the General Partner owns of record all of the Incentive Distribution Rights; all of such Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and otherwise described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"); and Holdings owns its Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings or the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and, with respect to the Incentive Distribution Rights, restrictions or transferability contained in Section 4.7 of the Partnership Agreement and as described in the Prospectus.

          (iii)    Valid Issuance of the Units.    The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and otherwise described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date.

          (iv)    Ownership of Services.    The Partnership owns of record a 100% membership interest in Services; such membership interest has been duly authorized and validly issued in accordance with the Services LLC Agreement and is fully paid (to the extent required under the Services LLC Agreement) and nonassessable (except as such nonassessibility may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than those arising under the Bank Credit Facility.

          (v)    Ownership of the Partnership Interests in the Operating Partnership.    Services is the sole general partner of the Operating Partnership with a .001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and Services owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Services as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than those arising under the Bank Credit Facility. The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than those arising under the Bank Credit Facility.

          (vi)    No Preemptive Rights, Registration Rights or Options.    Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests of the Partnership or (ii) any partnership interests of the Operating Partnership pursuant to the Partnership Agreement or the Operating Partnership Agreement, respectively, or any other agreement or instrument filed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as provided in the Prospectus and the Partnership Agreement or as have been waived. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units, Incentive Distribution Rights or other partnership interests in the Partnership or (B) any partnership interests in the Operating Partnership.

          (vii)    Enforceability of Other Agreements.    Each of the Partnership Agreement, Operating Partnership Agreement, Services LLC Agreement and Omnibus Agreement (the "Covered Operative Agreements") to which any of the Crosstex Entities is a party has been duly authorized and validly executed and delivered by such entity, as applicable. Assuming due authorization, execution and delivery by each party thereto (other than the Crosstex Entities), each of the Covered Operative Agreements constitutes a valid and legally binding obligation of the Crosstex Entities that are parties thereto, enforceable against each such entity in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to the fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

          (viii)    Authority and Authorization.    The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents.

          (ix)    Due Authorization, Execution and Delivery of this Agreement.    This Agreement has been duly authorized, executed and delivered by each of the Partnership and Operating Partnership.

          (x)    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Covered Operative Agreements by the Crosstex Entities that are parties thereto or the consummation of the transactions contemplated hereby or thereby (including the Transactions) (i) constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws of any of the Crosstex Entities, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such default) (A) any Covered Operative Agreement, (B) any agreement filed as an exhibit to the Registration Statement or (C) any credit agreement or other material agreement known to such counsel to which the Crosstex Entities are parties thereto or by which any of their properties may be bound, (iii) violates or will violate (a) the Delaware LP Act, the Delaware LLC Act, the Texas LLC Act, the DGCL, federal law or the laws of the State of Texas or (b) any order, judgment, decree or injunction of any court or government agency or body known to such counsel directed to the Crosstex Entities or any of their properties in a proceeding to which any of them or their properties is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Crosstex Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv) would, individually or in the aggregate, have a Material Adverse Effect.

          (xi)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") under the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of Texas is required for the (i) offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Covered Operative Agreements by the Crosstex Entities that are parties thereto or (iii) the consummation by the Crosstex Entities of the transactions contemplated by this Agreement or the Covered Operative Agreements (including the Transactions), except (i) for such consents required under the 1933 Act, the 1934 Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or (v) as disclosed in the Prospectus.

          (xii)    Accuracy of Statements.    The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Certain Relationships and Related Transactions" (except under the caption "Certain Relationships and Related Transactions?Related Party Transactions," as to which such counsel need express no opinion), "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units" and "The Partnership Agreement" accurately describe in all material respects the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects; the description of the statutes and regulations set forth in the Registration Statement and Prospectus under the caption "Business—Environmental Matters" accurately describe in all material respects the portions of the statutes and regulations addressed thereby; and the Common Units, the Subordinated Units and the Incentive Distributions Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions "Prospectus Summary—The Offering," "Cash Distribution Policy," "Description of the Common Units" and "The Partnership Agreement."

          (xiii)    Tax Opinion.    The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

          (xiv)    Effectiveness of Registration Statement.    The Registration Statement was declared effective under the 1933 Act on [            , 2002]; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the

  Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

          (xv)    Compliance as to Form.    The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto, and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

          (xvi)    Legal Proceedings or Contracts to be Described or Filed.    To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act.

          (xvii)    Investment Company.    None of the Partnership, Operating Partnership or Services is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xviii)    Public Utility Holding Company.    None of the Partnership, the General Partner or the Operating Partnership is, or solely as a result of the Transactions will be, a "public utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (xix)    Private Placement.    The offer, sale and issuance of the Sponsor Units to Holdings and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the 1933 Act.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Crosstex Entities, the independent public accountants of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Crosstex Entities set forth in this Agreement and upon certificates of officers and employees of the Crosstex Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, (D) state that they express no opinion with respect to the title of any of the Crosstex Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Crosstex Entities may be subject.

        (d)  On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Thompson & Knight L.L.P., counsel for the Partnership, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

          (i)    Formation and Qualification of the Partnership.    The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date), to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

          (ii)    Formation and Qualification of the General Partner and the Operating Partnership.    Each of the General Partner and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date), to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. The General Partner has all necessary partnership power and authority to act as general partner of the Partnership. Each of the General Partner and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction or business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

          (iii)    Formation and Qualification of Services.    Services has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date), to assume the liabilities being assumed by it pursuant to the Contribution Documents, to conduct its business and to act as general partner of each of the Operating Partnership, Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing, in each case in all material respects as described in the Registration Statement and the Prospectus. Services is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

          (iv)    Formation and Qualification of GP LLC.    GP LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date), to assume the liabilities being assumed by it pursuant to the Contribution Documents, to conduct its business and to act as general partner of the General Partner, in each case in all material respects as described in the Registration Statement and the Prospectus. GP LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

          (v)    Formation and Qualification of Holdings.    Holdings has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date), to assume the liabilities being assumed by its pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Holdings is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

          (vi)    Formation and Qualification of Pipeline LLC.    Pipeline LLC has been duly formed and is validly existing in good standing as a limited liability company under the Texas LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date), to assume the liabilities being assumed by it pursuant to the Contribution Documents, to conduct its business and to act as general partner of Pipeline LP, in each case in all material respects as described in the Registration Statement and the Prospectus. Pipeline LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

          (vii)    Formation and Qualification of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission, CCNG Processing and Pipeline LP.    Each of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission, CCNG Processing and Pipeline LP has been duly formed and is validly existing in good standing as a limited partnership under the Texas LP Act with all necessary limited partnership power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date), to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission, CCNG Processing and Pipeline LP is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

          (viii)    Ownership of the Partnership Interests in Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing.    Services is the sole general partner of each of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing with a .001% general partner interest in each of the Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing; each such general partner interest has been duly authorized and validly issued in accordance with the Operating Subs Partnership Agreements, and Services owns each such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Services as a debtor is on file in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act and other than those arising under the Bank Credit Facility. The Operating Partnership is the sole limited partner of each of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing with a 99.999% limited partner interest in each of Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission and CCNG Processing; each such limited partner interest has been duly authorized and validly issued in accordance with the Operating Subs Partnership Agreement and is fully paid (to the extent required under the Operating Subs Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 3.03, 5.02 and 6.07 of the Texas LP Act); and the Operating Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act and other than those arising under the Bank Credit Facility.

          (ix)    Ownership of Pipeline LLC.    The Operating Partnership owns of record 100% of the issued and outstanding membership interest in Pipeline LLC; such membership interest has been duly authorized and validly issued in accordance with the Pipeline LLC Agreement and is fully paid (to the extent required by the Pipeline LLC Agreement) and nonassessable (except as such nonassessibility may be affected by Article 5.09 of the Texas LLC Act); and the Operating Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the Operating Partnership as a debtor is on file in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LLC Act.

          (x)    Ownership of Pipeline LP.    Pipeline LLC is the sole general partner of Pipeline LP with a .001% general partner interest in Pipeline LP; such general partner interest has been duly authorized and validly issued in accordance with the Pipeline Partnership Agreement, and Pipeline LLC will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Pipeline LLC as a debtor is on file in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act and other than those arising under the Bank Credit Facility. The Operating Partnership is the sole limited partner of Pipeline LP with a 99.999% limited partner interest in Pipeline LP; such limited partner interest has been duly authorized and validly issued in accordance with the Pipeline Partnership Agreement and is fully paid (to the extent required under the Pipeline Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 3.03, 5.02 and 6.07 of the Texas LP Act); and the Operating Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the Operating Partnership as a debtor is on file in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act and other than those arising under the Bank Credit Facility.

          (xi)    Ownership of the General Partner.    GP LLC is the sole general partner of the General Partner with a .001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement, and GP LLC owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act. Holdings is the sole limited partner of the General Partner with a 99.999% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and Holdings owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

          (xii)    Ownership of GP LLC.    Holdings owns of record 100% of the issued and outstanding membership interests of GP LLC; such membership interests have been duly authorized and validly issued and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

          (xiii)    No Preemptive Rights, Registration Rights or Options.    Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of (i) any membership interests of GP LLC, Services or Pipeline LLC or (ii) any partnership interests of the General Partner, Gulf Coast Transmission, Gulf Coast Marketing, CCNG Gathering, CCNG Marketing, CCNG Transmission, CCNG Processing or Pipeline LP pursuant to the GP LLC Agreement, Services LLC Agreement, Pipeline LLC Agreement, General Partner Partnership Agreement, the Operating Subs Partnership Agreements or the Pipeline Partnership Agreement, respectively, or any other agreement or instrument filed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as provided in the Prospectus and the Partnership Agreement or as have been waived. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any membership interests of GP LLC, Services or Pipeline LLC or (B) any partnership interests in the General Partner or the Operating Subs.

          (xiv)    Enforceability of Other Agreements.    Each of the Operative Agreements (other than the Covered Operative Agreements) to which any of the Crosstex Entities is a party has been duly authorized and validly executed and delivered by such entity, as applicable. Assuming due authorization, execution and delivery by each party thereto (other than the Crosstex Entities), each of the Operating Agreements (other than the Covered Operative Agreements, as to which such counsel need not express any opinion) constitutes a valid and legally binding obligation of the Crosstex Entities that are parties thereto, enforceable against each such entity in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to the fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

          (xv)    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements (other than the Covered Operative Agreements, as to which such counsel need not express any opinion) by the Crosstex Entities that are parties thereto or the consummation of the transactions contemplated hereby or thereby (including the Transactions) (i) constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws by any of the Crosstex Entities, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default) (A) any Operative Agreements, (B) any agreement filed as an exhibit to the Registration Statement or (C) any credit agreement or other material agreement known to such counsel to which the Crosstex Entities are parties thereto or by which any of their properties may be bound, (iii) violates or will violate (a) the Delaware LP Act, the Delaware LLC Act, the Texas LLC Act, the DGCL, the laws of the State of Texas or federal law or (b) any order, judgment, decree or injunction of any court or government agency or body known to such counsel directed to the Crosstex Entities or any of their properties in a proceeding to which any of them or their properties is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Crosstex Entities, which conflicts, breaches, violations, defaults or liens, in the cases of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

          (xvi)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") under the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of Texas is required for the execution, delivery and performance of the Operative Agreements (other than the Covered Operative Agreements) by the Crosstex Entities that are parties thereto, except (i) for such consents required under the 1933 Act, the 1934 Act and under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or (v) as disclosed in the Prospectus.

          (xvii)    Accuracy of Statements.    The statements in the Registration Statement and the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations—Description of Credit Facility," and "Certain Relationships and Related Transactions—Related Party Transactions," accurately describe in all material respects the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects.

          (xviii)    Due Authorization, Execution and Delivery of this Agreement.    This Agreement has been duly authorized and validly executed and delivered by Holdings, GP LLC, the General Partner, Services and each of the Operating Subs.

          (xix)    No Default.    To the knowledge of such counsel after due inquiry, none of the Crosstex Parties is in (i) violation of its Organizational Agreements, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it which violation would reasonably be expected to have a Material Adverse Effect or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Crosstex Parties to perform their obligations under the Underwriting Agreement or the Operative Agreements.

          (xx)    Conveyance No Conflict.    The execution, delivery and performance of the Contribution Agreements and the Contribution Documents relating to the transfer of property in the State of Texas has not violated and will not violate any statute of the State of Texas or any rule, regulation or, to such counsel's knowledge, any order of any agency of the State of Texas having jurisdiction over any of the Crosstex Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the unitholders or the operations conducted in the State of Texas by the Partnership Entities, taken as a whole.

          (xxi)    Sufficiency to Transfer.    Each of the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Texas, as described in the Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Documents, except motor vehicles or other property requiring conveyance of certificated title as to which the Contribution Documents are legally sufficient to compel delivery of such certificated title.

          (xxii)    Form of Transfer Documents.    Each of the Contribution Documents transferring real property (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of Texas, to the extent such recordation is required in order to place third parties on constructive notice of the conveyance and, upon proper recordation of any such Contribution Documents in the State of Texas, will constitute notice to all third parties under the recordation statutes of the State of Texas concerning record title to the assets covered thereby; recordation in the office of the County Clerk of each county in which each of the applicable Partnership Entity owns property is the appropriate public office in the State of Texas for the recordation of deeds in order to place third parties on constructive and assignments of interests in real property located in such county.

          (xxiii)    Permits.    To the knowledge of such counsel after due inquiry, each of the Crosstex Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of such counsel after due inquiry, none of the Crosstex Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

          (xxiv)    Legal Proceedings or Contracts to be Described or Filed.    To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the Crosstex Entities or to which any of the Crosstex Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act..

          (xxv)    Investment Company.    None of the General Partner, GP LLC and Holdings is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Crosstex Entities, the independent public accountants of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, (ii) the other financial and statistical data included therein as to which such counsel need not comment), as of its effective date contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, (ii) the other financial and statistical data included therein as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Crosstex Entities set forth in this Agreement and upon certificates of officers and employees of the Crosstex Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, (D) state that they express no opinion with respect to the title of any of the Crosstex Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Crosstex Entities may be subject.

        (e)  You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Vinson & Elkins L.L.P., counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require; and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

        (f)    You shall have received at or prior to the Closing Date from Vinson & Elkins L.L.P. a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Units under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Partnership.

        (g)  On the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from KPMG LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Partnership and the General Partner within the meaning of the 1933 Act and 1933 Act Rules and Regulations, and stating to the effect set forth in Schedule II hereto.

        (h)  Except as set forth in the Registration Statement and the Prospectus, (i) none of the Partnership Entities shall have sustained since the date of the latest audited financial statements included in the Registration Statement and in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the Crosstex Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Partnership Entities or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Partnership or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

        (i)    There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq National Market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership's securities on the Nasdaq National Market or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any Missouri authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it in your judgment impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus.

        (j)    You shall have received a certificate, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the chief executive officer and the chief financial officer of the General Partner, in their capacities as such, stating that:

            (i)  the condition set forth in Section 6(a) has been fully satisfied;

          (ii)  they have examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (iii)  since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth;

          (iv)  all representations and warranties made herein by the Crosstex Parties are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Crosstex Parties on or prior to such Closing Date have been duly performed and complied with by the Crosstex Parties;

          (v)  each of the Crosstex Parties has performed all obligations required to be performed by it pursuant to this Agreement;

          (vi)  no stop order has been issued;

        (vii)  the Units shall have been approved for listing on the Nasdaq National Market; and

        (viii)  covering such other matters as you may reasonably request.

        (k)  The Crosstex Parties shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

        (l)    The Partnership shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

        (m)  The Nasdaq National Market shall have approved the Units for listing, subject only to official notice of issuance.

        (n)  You shall have received duly and validly executed letter agreements referred to in Section 5(m) hereof.

        All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to Vinson & Elkins L.L.P., counsel for the several Underwriters. The Partnership will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

        If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Partnership.

        7.    Indemnification and Contribution.    (a) The Crosstex Parties, jointly and severally, will indemnify and hold harmless each Underwriter from and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the Crosstex Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 13 hereof); provided, further that with respect to any Preliminary Prospectus, the foregoing indemnity in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability, action or expense purchased Units, or any of its directors, officers or employees or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability, action or expense.

        In connection with the offer and sale of the Directed Units, the Crosstex Parties, jointly and severally, agree, promptly upon a request in writing, to indemnify and hold harmless A.G. Edwards & Sons, Inc. and the other Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Crosstex Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that have resulted directly from the materials prepared by A.G. Edwards in connection with the Directed Unit Program or the bad faith or gross negligence or willful misconduct of A.G. Edwards & Sons, Inc. or the other Underwriters.

        (b)  Each Underwriter, severally and not jointly, will indemnify and hold harmless the Crosstex Parties from and against any losses, damages or liabilities to which the Crosstex Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Crosstex Parties for any legal or other expenses incurred by the Crosstex Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

        (c)  Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        (d)  If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Crosstex Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Crosstex Parties, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Crosstex Parties, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Crosstex Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Crosstex Parties, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Crosstex Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Units and not joint.

        (e)  The obligations of the Crosstex Parties under this Section 7 shall be in addition to any liability that the Crosstex Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and the General Partner who signed the Registration Statement and to each person, if any, who controls the Crosstex Parties within the meaning of the 1933 Act.

        8.    Representations and Agreements to Survive Delivery.    The respective representations, warranties, agreements and statements of the Crosstex Parties and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the

Crosstex Parties or any of its officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

        9.    Substitution of Underwriters.    (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

        (b)  If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by you and the Partnership as provided in subsection (a) above, the aggregate number of Units which remains unpurchased does not exceed one-eleventh of the total Units to be sold on the Closing Date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the Units which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c)  If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by you and the Partnership as provided in subsection (a) above, the number of Units which remains unpurchased exceeds one-eleventh of the total Units to be sold on the Closing Date, or if the Partnership shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Units of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10.    Termination.    (a)This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

        (b)  This Agreement also may be terminated by you, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

        If you terminate this Agreement as provided in Sections 10(a) or 10(b), you shall notify the Partnership by telephone or telegram, confirmed by letter.

        11.    Costs and Expenses.    The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Units, the filing fees of the SEC, the fees and expenses of the Partnership's counsel and accountants and the fees and expenses of counsel for the Partnership, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof) to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on the Nasdaq National Market (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (i) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 11) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of the Underwriters' counsel, the Underwriters' transportation expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.

        If this Agreement is terminated by you in accordance with the provisions of Section 10(a) (other than pursuant to Section 9 or 6(i)), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

        12.    Notices.    All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Curtis H. Goot, Managing Director, Corporate Finance, facsimile number (314) 955-7387, with a copy to Doug Kelly, Attention: General Counsel, facsimile number (314) 955-5913, or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at Crosstex Energy L.P., 2501 Cedar Springs, Suite 600, Dallas, Texas 75201, facsimile number (214) 953-9501. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.

        13.    Information Furnished by Underwriters.    The statements set forth in the third, eleventh, twelfth, thirteenth, fourteenth, fifteenth, sixteenth, seventeenth, nineteenth and twentieth paragraphs and the third sentence of the seventh paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(a)(ii) and Section 7 hereof.

        14.    Parties.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Crosstex Parties and, to the extent provided in Sections 7 and 8, the officers and directors of the General Partner and each person who controls the Partnership or any Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

        In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you jointly or by A.G. Edwards & Sons, Inc. on behalf of you as the Underwriters, as if the same shall have been made or given in writing by the Underwriters.

        15.    Counterparts.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        16.    Pronouns.    Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

        17.    Time of Essence.    Time shall be of the essence of this Agreement.

        18.    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

        If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Crosstex Parties and the Underwriters.

CROSSTEX ENERGY, L.P.
By:	Crosstex Energy GP, L.P., its General Partner
By:	Crosstex Energy GP, LLC, its General Partner
By:
Name:
Title:
CROSSTEX ENERGY GP, L.P.
By:	Crosstex Energy GP, LLC, its General Partner
By:
Name:
Title:
CROSSTEX ENERGY GP, LLC
By:
Name:
Title:
CROSSTEX ENERGY HOLDINGS INC.
By:
Name:
Title:

CROSSTEX ENERGY SERVICES GP, LLC
By:
Name:
Title:
CROSSTEX ENERGY SERVICES, LTD.
	By:	Crosstex Energy Services GP, LLC, its General Partner
By:
Name:
Title:
Accepted in St. Louis, Missouri as of the date first above written, on behalf of ourselves and each of the several Underwriters named in Schedule I hereto.
A.G. EDWARDS & SONS, INC. RAYMOND JAMES & ASSOCIATES, INC. RBC Dain Rauscher Inc.
By: A.G. EDWARDS & SONS, INC.
By:
Title:

SCHEDULE I

Name	Number of Units
A.G. Edwards & Sons, Inc.
Raymond James & Associates, Inc
RBC Dain Rauscher Inc.

Total	2,000,000

Schedule I

SCHEDULE II

        Pursuant to Section 6(g) of the Underwriting Agreement, KPMG LLP shall furnish letters to the Underwriters to the effect that:

          (i)  They are independent certified public accountants with respect to the General Partner and the Partnership within the meaning of the 1933 Act and the applicable Rules and Regulations thereunder.

        (ii)  In their opinion, the financial statements audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable Rules and Regulations with respect to registration statements on Form S-1.

        (iii)  On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Partnership Entities, inspection of the minute books of the Partnership Entities since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Partnership Entities responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A)  any material modifications should be made to the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published Rules and Regulations thereunder.

          (B)  any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

          (C)  as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Partnership Entities, or any decreases in consolidated working capital, net current assets or net assets, or any changes in any other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

          (D)  for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (C) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any changes in any other items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

        (iv)  In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in

Schedule II-1

paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Partnership Entities for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Partnership Entities and have found them to be in agreement.

Schedule II-2

EXHIBIT A

Crosstex Energy, L.P Texas Oklahoma	Crosstex CCNG Gathering Ltd. Louisiana New Mexico Oklahoma
Crosstex Energy Services, Ltd. Texas Louisiana New Mexico Oklahoma	Crosstex CCNG Marketing, Ltd. Louisiana New Mexico Oklahoma
Crosstex Energy Services GP, LLC Texas Louisiana New Mexico Oklahoma	Crosstex CCNG Transmission Ltd. Louisiana New Mexico Oklahoma
Crosstex Energy GP, L.P. Texas Oklahoma	Crosstex CCNG Processing Ltd. Louisiana New Mexico Oklahoma
Crosstex Energy GP, LLC Texas Oklahoma	Crosstex Pipeline LLC Louisiana New Mexico Oklahoma
Crosstex Energy Holdings, Inc. Texas Oklahoma	Crosstex Pipeline Partners, Ltd. Louisiana New Mexico Oklahoma
Crosstex Gulf Coast Transmission, Ltd. Louisiana New Mexico Oklahoma
Crosstex Gulf Coast Marketing, Ltd. Louisiana New Mexico Oklahoma

Exhibit A

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  Exhibit 1.1